Exhibit 3.3

SECOND AMENDMENT TO REVOLVING CREDIT,
TRANCHE B LOAN AND SECURITY AGREEMENT

         SECOND AMENDMENT TO REVOLVING CREDIT, TRANCHE B LOAN AND SECURITY AGREEMENT, dated as of November 21, 2003 (“Amendment”), by and among Mayor’s Jewelers, Inc., a Delaware corporation, Mayor’s Jewelers, Inc., a Florida corporation, and each of the other Domestic Subsidiaries parties thereto (collectively, the “Borrowers”), Fleet Retail Finance Inc. (“FRFI”), GMAC Business Credit, LLC (“GMACBC”), as syndication agent (the “Syndication Agent”), Back Bay Capital Funding LLC (the “Tranche B Lender” and collectively with FRFI and GMACBC, the “Lenders”), and Fleet Retail Finance Inc., as administrative agent for itself and the Lenders (the “Administrative Agent”).

         WHEREAS, the Borrowers, the Lenders, and the Administrative Agent are parties to a Revolving Credit, Tranche B Loan and Security Agreement, dated as of August 20, 2002 (as amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms and subject to the conditions set forth therein;

         WHEREAS, the Borrowers, the Lenders, and the Administrative Agent have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement; and

         WHEREAS, capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         §1. Amendments to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Appraised Inventory Tranche B Percentage” in its entirety and substituting the following definition in lieu thereof:

“Appraised Inventory Tranche B Percentage. For each Eligible Inventory Category, the Appraised Inventory Tranche B Percentage shall be equal to one hundred and two percent (102%) through November 30, 2003 and, thereafter one hundred percent (100%). With respect to additional Eligible Inventory Categories, the Appraised Inventory Tranche B Percentage shall be the percentage determined by the Administrative Agent and the Tranche B Lender.”;

         §2. Amendments to Section 3 of the Credit Agreement. Section 3 of the Credit Agreement is hereby amended by deleting Sections 3.3 and 3.4 in their entirety and substituting the following new Sections 3.3 and 3.4 in lieu thereof:

         “3.3. Payments of Principal of Tranche B Loan.

Except as contemplated by §13.4, the Borrowers may not make any principal payments on account of the Tranche B Loan until the Borrowers’ Obligations to the Revolving Credit Lenders have been paid in full and the Commitments have been terminated; provided, however, beginning April 30, 2003, the Borrowers may prepay the Tranche B Loan in its entirety or in $1,000,000 increments if at such time (i) a Default does not exist and one would not result from such prepayment, (ii) after giving effect to such payment Availability is in excess of $10,000,000 and (iii) the Borrowers shall have delivered to the Administrative Agent pro forma financial statements for the next 12 months demonstrating, in form and substance satisfactory to the Administrative Agent, that Availability will exceed $10,000,000 at all times during the next 12 months after giving effect to the prepayment of the Tranche B Loan. The Borrowers jointly and severally promise to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Tranche B Loans outstanding on such date, together with any and all accrued and unpaid interest thereon. If the Borrowers prepay the Tranche B Loans in whole or in part, then, in view of the impracticality and extreme difficulty of ascertaining the actual amount of damages to Tranche B Lender or profits lost by the Tranche B Lender as a result thereof, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Tranche B Lender, the Borrowers shall pay a premium with respect to each such prepayment (the “Tranche B Early Termination Fee”) in an amount equal to one and one-fifth percent (1.20%) of the amount prepaid; provided, however, (i) the Borrowers shall pay the Tranche B Early Termination Fee with respect to the first $2,000,000 prepaid only upon the first prepayment that results in the aggregate prepayments of the Tranche B Loan exceeding such $2,000,000 (and in such event, such Tranche B Early Termination Fee (i.e., $24,000) shall become payable in addition to the Tranche B Early Termination Fee that becomes payable in respect of such other prepayment; and (ii) the Borrowers shall not pay a Tranche B Early Termination Fee with respect to any amount prepaid as a result of a refinancing provided by the Tranche B Lender in a principal amount of at least $10,500,000 solely in connection with a new term loan facility issued in connection with an acquisition financing request from the Borrowers.

         3.4. Interest on Tranche B Loan.

Except as otherwise provided in §§3.4(b) and 16.12(c)(iv), the outstanding amount of the Tranche B Loan shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and shall bear interest until repaid at the rate per annum equal to twelve percent (12.0%) (the “Tranche B Loan Interest Rate”). The Tranche B Loan Interest Rate, shall be payable as follows:

(a) Accrued interest on the unpaid principal balance of the Tranche B Loan at a rate per annum equal to twelve percent (12.00%) (“Tranche B Loan Current Pay Interest”) shall be payable monthly in arrears, on the first Business Day of each month (the “Tranche B Loan Interest Payment Date”), and on the Maturity Date.

(b) Following the occurrence of any Event of Default, at the direction of the Tranche B Loan Lender, interest shall accrue and shall be payable on the unpaid principal balance of the Tranche B Loan at the aggregate of the Tranche B Loan Interest Rate plus three percent (3%) per annum.

         §3. Amendment to Schedules to the Credit Agreement. The Schedules to the Credit Agreement are hereby amended by deleting Schedule 1A in its entirety.

         §4. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof, and as of any date on which the conditions set forth in §5 below are met, as follows:

         (a) The execution and delivery by each of the Borrowers of this Amendment and all other instruments and agreements required to be executed and delivered by such Borrower in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”), and the performance by each of the Borrowers of any of its obligations and agreements under the Amendment Documents and the Credit Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of such Borrower, have been authorized by all necessary corporate proceedings on behalf of such Borrower and do not and will not contravene any provision of law or such Borrower’s charter, other incorporation or organizational papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon such Borrower.

         (b) Each of the Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby, to which any Borrower is a party constitute legal, valid and binding obligations of such Person, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors’ rights.

         (c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrowers of the Amendment Documents, the Credit Agreement or any other Loan Documents, as amended hereby, or the consummation by the Borrowers of the transactions among the parties contemplated hereby and thereby or referred to herein.

         (d) The representations and warranties contained in §7 of the Credit Agreement and in the other Loan Documents were true and correct as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents, changes occurring in the ordinary course of business (which changes, either singly or in the aggregate, have not been materially adverse) and to the extent that such representations and warranties relate expressly to an earlier date and after giving effect to the provisions hereof, such representations and warranties, after giving effect to this Amendment, also are correct as of the date hereof.

         (e) Each of the Borrowers has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions of this Amendment and the other Amendment Documents, there exists no Default or Event of Default.

         (f) Each of the Borrowers hereby acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties as referred to in §13.1(e) of the Credit Agreement, a breach of which shall constitute an Event of Default.

         §5. Effectiveness. This Amendment shall become effective as of the date first written above (the “Effective Date) upon the satisfaction of each of the following conditions, in each case in a manner satisfactory in form and substance to the Administrative Agent and the Lenders:

         (a) This Amendment shall have been duly executed and delivered by each of the Borrowers and each of the Lenders and shall be in full force and effect;

         (b) The Administrative Agent shall have received such other items, documents, agreements, items or actions as the Administrative Agent may reasonably request in order to effectuate the transactions contemplated hereby; and

         (c) The Borrowers shall have paid, on the first Interest Payment Date immediately following the date hereof, all accrued interest which had not been capitalized as of such Interest Payment Date.

         §6. Miscellaneous Provisions.

         (a) Each of the Borrowers hereby ratifies and confirms all of its Obligations to the Administrative Agent and the Lenders under the Credit Agreement, as amended hereby, and the other Loan Documents, including, without limitation, the Loans, and each of the Borrowers hereby affirms its absolute and unconditional promise to pay to the Lenders and the Administrative Agent the Loans, reimbursement obligations and all other amounts due or to become due and payable to the Lenders and the Administrative Agent under the Credit Agreement and the other Loan Documents, as amended hereby. Except as expressly amended hereby, each of the Credit Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

         (b) Without limiting the expense reimbursement requirements set forth in §16.2 of the Credit Agreement, the Borrower agrees to pay on demand all costs and expenses, including reasonable attorneys’ fees, of the Administrative Agent incurred in connection with this Amendment.

         (c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS) AND SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH SUCH LAWS.

         (d) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

MAYOR’S JEWELERS, INC
By:

Name:
Title:
MAYOR’S JEWELERS, INC
By:

Name:
Title:
JBM RETAIL COMPANY, INC
By:

Name:
Title:
JBM VENTURE CO., INC
By:

Name:
Title:
MAYOR’S JEWELERS INTELLECTUAL PROPERTY HOLDING COMPANY
By:

Name:
Title:
“ADMINISTRATIVE AGENT” FLEET RETAIL FINANCE INC
By:

Name:
Title:

“SYNDICATION AGENT” GMAC BUSINESS CREDIT, LLC
By:

Name:
Title:
“REVOLVING CREDIT LENDERS” FLEET RETAIL FINANCE INC
By:

Name:
Title:
GMAC BUSINESS CREDIT, LLC
By:

Name:
Title:
“TRANCHE B LENDER” BACK BAY CAPITAL FUNDING LLC
By:
Name:
Title: